News Release
                                                                April 13, 2006

For Release:      Immediately
Contact: Investors:  Stacey A. Renner, (845) 486-5730
         News Media: Denise D. VanBuren, (845) 471-8323

            CH Energy Group Subsidiary Acquires Controlling Interest
                        in Upstate New York Biomass Plant

(Poughkeepsie, NY) Central Hudson Enterprises Corporation (CHEC), a subsidiary of CH Energy Group, Inc. (NYSE:CHG), has purchased the majority interest in a 19-megawatt upstate New York biomass electric generating plant for $9.8 million from Dallas, Texas-based Catalyst Renewables Corporation. Catalyst will continue to own a minority share and provide asset management services to the facility. Lyonsdale Biomass, which was constructed in 1992 and burns wood to generate electricity, lies about 35 miles northwest of Utica, New York, in the Lewis County community of Lyonsdale.

         "We're excited about our investment in Lyonsdale Biomass. It extends our renewable energy portfolio, which already includes ethanol and wind energy. We are also delighted to be partnering with the Catalyst team. They have done an outstanding job managing Lyonsdale. And, we've entered into a long-term contract for the sale of all of the plant's output, allowing our solid operating team to focus on efficient operations and maximizing output," said Steven V. Lant, Chairman of the Board, President and Chief Executive Officer of CH Energy Group, Inc.

         The plant employs 22 full-time employees. In addition to the power purchase agreement, Lyonsdale's steam byproduct is sold under contract to a nearby paper plant.

         The plant is located in the midst of a heavily forested region, and has diversified its fuel sources by developing long-term relationships with more than 25 logging firms to supply wood chips for fuel, Lant added.

                                      # # #

About CH Energy Group, Inc.

With nearly 450,000 customers, CH Energy Group, Inc. is a family of companies seizing new opportunities in the energy marketplace through two primary subsidiaries: Central Hudson Gas & Electric Corporation is a regulated transmission and distribution utility serving approximately 363,500 customers in eight counties of New York State's Mid-Hudson River Valley, and delivering natural gas and electricity in a 2,600-square-mile service territory that extends from the suburbs of metropolitan New York City north to the Capital District at Albany. Central Hudson Enterprises Corporation, a non-regulated subsidiary, is the umbrella for a family of energy-related companies and investments focused primarily on fuel oil distribution and renewable energy. CHEC's fuel distribution business supplies energy products and services to more than 83,000 customers in eight states, stretching from Connecticut to the Washington, D.C. area, as well interests in a Lexington, Neb., ethanol plant and two wind power projects.

                                      # # #
Forward-Looking Statements

Statements included in this news release, including documents incorporated by reference that are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words including "anticipates," "believes," "projects," "intends," "estimates," "expects," "plans," "assumes," "seeks," and similar expressions. Forward-looking statements including, without limitation, those relating to CH Energy Group, Inc. and its subsidiaries' future business prospects, revenues, proceeds, working capital, liquidity, income and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors including those identified from time to time in the forward-looking statements. Those factors include, but are not limited to: weather; energy supply and demand; fuel prices; interest rates; potential future acquisitions; developments in the legislative, regulatory and competitive environment; market risks; electric and gas industry restructuring and cost recovery; the ability to obtain adequate and timely rate relief; changes in fuel supply or costs; the success of strategies to satisfy electricity requirements now that Central Hudson's major electric generation assets have been sold; future market prices for energy, capacity, and ancillary services; the outcome of pending litigation and certain environmental matters, particularly the status of inactive hazardous waste disposal sites and waste site remediation requirements; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism. CH Energy Group, Inc. and its subsidiaries undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Given these uncertainties, undue reliance should not be placed on the forward-looking statements.